Exhibit 16.1

Stan J.H. Lee, CPA

2160 North Central Rd. Suite 209

Fort Lee, NJ 07024

P.O. Box 436402

San Diego, CA 92143

Phone: 619-623-7799  Fax 619-564-3408

E-mail: stan2u@gmail.com

April 12, 2012

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

RE: OZ Saferooms Technologies, Inc., f/k/a Apex 1, Inc.

We have read the form 8-K of OZ Saferooms Technologies, Inc. dated on April 12, 2012. We agree with such filing under item 4.01(a) as it regards our firm. We have no basis to agree or disagree with item (b).

Very truly yours,

/s/ Stan J.H. Lee, CPA

Stan J.H. Lee, CPA

Certified Public Accountant